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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of Digital Angel Corporation and subsidiaries (the "Company") on Form S-8 of our report dated February 20, 2004 (with respect to the eighth paragraph of Note 1 and the second item of Note 21 March 1, 2004), relating to our audit of the consolidated financial statements and financial statement schedule of the Company as of and for the years ended December 31, 2003 and 2002 which report is included in the Annual Report on Form 10-K.

/s/ Eisner LLP

Florham Park, New Jersey
June 1, 2004

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT